                                                               EXHIBIT (A)(6)(b)

                                     By-Laws

                                     of the


                         HARTFORD LIFE INSURANCE COMPANY


                             As passed and effective

                                February 13, 1978

                                 and amended on

                                  July 13, 1978

                                 January 5, 1979

                                       and

                                February 29, 1984

                                    ARTICLE I


                               Name - Home Office


          Section 1. This corporation shall be named HARTFORD LIFE INSURANCE COMPANY.

          Section 2. The principal place of business and Home Office shall be in the City of Hartford, Connecticut.


                                   ARTICLE II


     Stockholders' Meetings - Notice - Quorum - Right to Vote


          Section 1. All meetings of the Stockholders shall be held at the principal business office of the Company unless the Directors shall otherwise provide and direct.

          Section 2. The annual meeting of the Stockholders shall be held on such day and at such hour as the Board of Directors may decide. For cause the Board of Directors may postpone or adjourn such annual meeting to any other time during the year.

          Section 3. Special meetings of the Stockholders may be called by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or any Vice President.

          Section 4. Notice of Stockholders' meetings shall be mailed to each Stockholder, at his address as it appears on the records of the Company, at least seven days prior to the meeting. The notice shall state the place, date and time of the meeting and shall specify all matters proposed to be acted upon at the meeting.

          Section 5. At each annual meeting the Stockholders choose Directors as hereinafter provided.

          Section 6. Each Stockholder shall be entitled to one vote for each share of stock held by him at all meetings of the Company. Proxies may be authorized by written power of attorney.

          Section 7. Holders of one-half of the whole amount of the stock issued and outstanding shall constitute a quorum.

          Section 8. Each Stockholder shall be entitled to a certificate of stock which shall be signed by the President or a Vice President, and either the Treasurer or an Assistant Treasurer of the Company, and shall bear the seal of the Company, but such signatures and seal may be facsimile if permitted by the laws of the State of Connecticut.


                                   ARTICLE III


                          Directors - Meetings - Quorum


          Section 1. The property, business and affairs of the Company shall be managed by a board of not less than three nor more than twenty Directors, who shall be chosen by ballot at each annual meeting. Vacancies occurring between annual meetings may be filled by the Board of Directors by election. Each Director shall hold office until the next annual meeting of Stockholders and until his successor is chosen and qualified.

          Section 2. Meetings of the Board of Directors may be called by the direction of the Chairman of the Board, the President, or any three Directors.

          Section 3. Three days' notice of meetings of the Board of Directors shall be given to each Director, either personally or by mail or telegraph, at his residence or usual place of business, but notice may be waived, at any time, in writing.

          Section 4. One third of the number of existing directorships, but not less than two Directors, shall constitute a quorum.


                                   ARTICLE IV


                    Election of Officers - Duties of Board of
                        Directors and Executive Committee



          Section 1. The President shall be elected by the Board of Directors. The Board of Directors may also elect one of its members to serve as Chairman of the Board of Directors. The Chairman of the Board, or an individual appointed by him, shall have authority to appoint all other officers, except as stated herein, including one or more Vice Presidents and Assistant Vice Presidents, the Treasurer and one or more Associate or Assistant Treasurers, one or more Secretaries and Assistant Secretaries and such other Officers as the Chairman of the Board may from time to time designate. All Officers of the Company shall hold office during the pleasure of the Board of Directors. The Directors may require any Officer of the Company to give security for the faithful performance of his duties.

          Section 2. The Directors may fill any vacancy among the officers by election for the unexpired term.

          Section 3. The Board of Directors may appoint from its own number an Executive Committee of not less than five Directors. The Executive Committee may exercise all powers vested in and conferred upon the Board of Directors at any time when the Board is not in session. A majority of the members of said Committee shall constitute a quorum.

          Section 4. Meetings of the Executive Committee shall be called whenever the Chairman of the Board, the President or a majority of its members shall request. Forty-eight hours' notice shall be given of meetings but notice may be waived, at any time, in writing.

          Section 5. The Board of Directors shall annually appoint from its own number a Finance Committee of not less than three Directors, whose duties shall be as hereinafter provided.

          Section 6. The Board of Directors may, at any time, appoint such other Committees, not necessarily from its own number, as it may deem necessary for the proper conduct of the business of the Company, which Committees shall have only such powers and duties as are specifically assigned to them by the Board of Directors or the Executive Committee.

          Section 7. The Board of Directors may make contributions, in such amounts as it determines to be reasonable, for public welfare or for charitable, scientific or educational purposes, subject to the limits and restrictions imposed by law and to such rules and regulations consistent with law as it makes.

                                    ARTICLE V


                                    Officers


                              Chairman of the Board

          Section 1. The Chairman of the Board shall preside at the meetings of the Board of Directors and the Executive Committee and, in the absence of the Chairman of the Finance Committee, at the meetings of the Finance Committee. In the absence or inability of the Chairman of the Board to so preside, the President shall preside in his place.

                                    President

          Section 2. The President, under the supervision and control of the Chairman of the Board, shall have general charge and oversight of the business and affairs of the Company. The President shall preside at the meetings of the Stockholders. He shall be a member of and shall preside at all meetings of all Committees not referred to in Section 1 of this ARTICLE except that he may designate a Chairman for each such other Committee.

          Section 3. In the absence or inability of the President to perform his duties, the Chairman of the Board may designate a Vice President to exercise the powers and perform the duties of the President during such absence or inability.

                                    Secretary

          Section 4. The Secretary of the Corporation shall keep a record of all the meetings of the Company, of the Board of Directors and of the Executive Committee, and he shall discharge all other duties specifically required of the Secretary by law. The other Secretaries and Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.

                                    Treasurer

          Section 5. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the Company. He shall see that the funds of the Company are disbursed as may be ordered by the Board of Directors or the Finance Committee. He shall have charge of all moneys paid to the Company and on deposit to the credit of the Company or in any other properly authorized name, in such banks or depositories as may be designated in a manner provided by these by-laws. He shall also discharge all other duties that may be required of him by law.

                                 Other Officers

          Section 6. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors.

                                   ARTICLE VI


                                Finance Committee


          Section 1. If a Finance Committee is established it shall be the duty of that committee to supervise the investment of the funds of the Company in securities in which insurance companies are permitted by law to invest, and all other matters connected with the management of investments. If no Finance Committee is established this duty shall be performed by the Board of Directors.

          Section 2. All loans or purchases for the investment and reinvestment of the funds of the Company shall be submitted for approval to the Finance Committee, if not specifically approved by the Board of Directors.

          Section 3. Sale or transfer of any stocks or bonds shall be made upon authorization of the Finance Committee unless specifically authorized by the Board of Directors.

          Section 4. Transfers of stock and registered bonds, deeds, leases, releases, sales, mortgages chattel or real, assignments or partial releases of mortgages chattel or real, and in general all instruments of defeasance of property and all agreements or contracts affecting the same, except discharges of mortgages and entries to foreclose the same as hereinafter provided, shall be authorized by the Finance Committee or the Board of Directors, and be executed jointly for the Company by two persons, to wit: The Chairman of the Board, the President or a Vice President, and a Secretary, the Treasurer or an Assistant Treasurer, but may be acknowledged and delivered by either one of those executing the instrument; provided, however, that either a Secretary, the Treasurer, or an Assistant Treasurer alone, when authorized as aforesaid, or any person specially authorized by the Finance Committee as attorney for the Company, may make entry to foreclose any mortgage, and a Secretary, the Treasurer or an Assistant Treasurer alone is authorized, without the necessity of further authority, to discharge by deed or otherwise any mortgage on payment to the Company of the principal, interest and all charges due.

          Section 5. The Finance Committee may fix times and places for regular meetings. No notice of regular meetings shall be necessary. Reasonable notice shall be given of special meetings but the action of a majority of the Finance Committee at any meeting shall be valid notwithstanding any defect in the notice of such meeting.

          Section 6. In the absence of specific authorization from the Board of Directors or the Finance Committee, the Chairman of the Board, the President, a Vice President or the Treasurer shall have the power to vote or execute proxies for voting any shares held by the Company.

                                   ARTICLE VII


                                      Funds


          Section 1. All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such executive officers as are designated by the Board of Directors shall direct, in such bank or banks as may be designated from time to time by the Finance Committee, the Chairman of the Finance Committee, or by such executive officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two executive officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more executive officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawals as it deems proper.

          The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such executive officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the Company to be signed by Managers, General Agents or employees of the Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses which need be signed by only one such authorized person, and provided further that the Board of Directors of the Company or executive officers designated by the Board of Directors may impose such limitations or restrictions upon the withdrawal of such funds as it deems proper.

                                  ARTICLE VIII


                       Indemnity of Directors and Officers


          Section 1. The Company shall indemnify and hold harmless each Director and officer now or hereafter serving the Company, whether or not then in office, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been a Director or officer of the Company, or of any other company which he serves as a Director or officer at the request of the Company, to the extent such is consistent with the statutory provisions pertaining to indemnification, and shall provide such further indemnification for legal and/or all other expenses reasonably incurred in connection with defending against such claims and liabilities as is consistent with statutory requirements.


                                   ARTICLE IX


                               Amendment of By Laws


          Section 1. The Directors shall have power to adopt, amend and repeal such bylaws as may be deemed necessary or appropriate for the management of the property and affairs of the Company.

          Section 2. The Stockholders at any annual or special meeting may amend or repeal these bylaws or adopt new ones if the notice of such meeting contains a statement of the proposed alteration, amendment, repeal or adoption, or the substance thereof.

                              [LOGO]  ITT HARTFORD



                                   APPLICATION
                                       FOR
                                 LIFE INSURANCE

    AGENT:  THIS NOTICE MUST BE REMOVED AND LEFT WITH THE PROPOSED INSURED(S)

                         HARTFORD LIFE INSURANCE COMPANY
                 ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                             MINNEAPOLIS, MN  55459

                 INVESTIGATIVE CONSUMER REPORT PRE-NOTIFICATION

Federal and state laws require notification that, in connection with your application, we may request an investigative consumer report. In addition, such a report may be requested subsequently to update our records if you apply for additional coverage. You may request to be interviewed in connection with the preparation of the investigative consumer report. Within 5 business days of receiving your written request, we will inform you whether or not an investigative consumer report was requested and, if such a report was requested, the address and telephone number of the investigative agency to which the request was made. By contacting the local office and providing proper identification, you may inspect or, for the appropriate fee, receive a copy of such report. The investigative agency may retain information they gather and disclose it at a later date to other persons.

Typically the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs, if any, living conditions and type of community.

                MEDICAL INFORMATION BUREAU (MIB) PRE-NOTIFICATION

Information regarding your insurability will be treated as confidential. The Hartford Life or ITT Hartford Life and Annuity Insurance Company or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates as an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such a company, with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617)426-3660.

The Hartford Life or ITT Hartford Life and Annuity Insurance Company or its reinsurer(s) may also release information in their files to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

                           PERSONAL HISTORY INTERVIEW

To provide you, our client, with the best possible service, we may follow-up your application for insurance with what we call a personal history interview. This is a phone call placed at the request of our underwriting office. Its purpose is to make sure that our application information is accurate and complete.

Our interviewers are trained to conduct their calls in friendly, professional manner. The nature of the information discussed is always treated as personal and confidential.

/ /  HARTFORD LIFE INSURANCE COMPANY
     APPLICATION FOR LIFE INSURANCE
/ /  ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
     HARTFORD CONNECTICUT  06104-2999                       [Logo] ITT HARTFORD

--------------------------------------------------------------------------------
 1.  PROPOSED INSURED INFORMATION
--------------------------------------------------------------------------------
 a.  Name of Proposed Insured     b. Age     c. Date of Birth     d.  Sex
--------------------------------------------------------------------------------
 e.  Social Sec. No.                   f. Place of Birth
--------------------------------------------------------------------------------
 g.  Residence Address                 h. Business Address
--------------------------------------------------------------------------------
 i.  Occupation/Duties
--------------------------------------------------------------------------------
 2.  PROPOSED JOINT INSURED - COMPLETE IF APPLICABLE
--------------------------------------------------------------------------------
 a.  Name of Proposed Insured     b. Age     c. Date of Birth
 d.  Relationship to First Insured           e. Sex
--------------------------------------------------------------------------------
 f.  Social Sec. No.                         g. Place of Birth
--------------------------------------------------------------------------------
 h.  Residence Address                       i. Business Address
--------------------------------------------------------------------------------
 j.  Occupation/Duties
--------------------------------------------------------------------------------
 3.  OWNER/BENEFICIARY INFORMATION
--------------------------------------------------------------------------------
 a.  Policy Owner Name and Address           b. Soc. Sec. No. or Tax ID
 c.  Relationship to Proposed Insured(s)
--------------------------------------------------------------------------------
 d.  Primary Beneficiary(s).  Give full legal names/address.
 e.  Relationship to Proposed Insured(s)
 f.  % of Death Benefit
--------------------------------------------------------------------------------
 g.  Contingent Beneficiary.  Give full legal names/address.
 h.  Relationship to Proposed Insured(s)
--------------------------------------------------------------------------------
 4.  PLAN OF INSURANCE/PREMIUM
--------------------------------------------------------------------------------
 a.  Plan of Insurance:     b. Initial Premium  $     c. Initial Fact Amount  $
--------------------------------------------------------------------------------
 d.  PREMIUM ALLOCATION. (MUST TOTAL 100%)
     NO. AMER. GOVT. SECURITIES ________%       DIVERSIFIED INCOME __________%
     BALANCED                   ________%
     AMERICAN VALUE             ________%       DIVIDEND GROWTH    __________%
        UTILITIES               ________%
     GLOBAL EQUITY              ________%       VALUE ADDED MARKET __________%
     CORE EQUITY                ________%
     DEVELOPING GROWTH          ________%       EMERGING MARKETS   __________%
     MONEY MARKET               ________%
     OTHER                      ________%   Please Specify Fund
____________________________________
--------------------------------------------------------------------------------
 5.  REPLACEMENT
     Applicant
--------------------------------------------------------------------------------
Are you purchasing this insurance to replace any life insurance or annuities in force?
        YES   NO
                                                                   --------
If yes, company ________________________________________________   Estimated
Transfer Amount $______________            / /  / /
--------------------------------------------------------------------------------
 6.  SIMPLIFIED UNDERWRITING: IF THE ANSWERS TO QUESTION 6 ARE "NO", COMPLETE
     QUESTION 12.  IF ANY ANSWERS ARE "YES", PLEASE GIVE DETAILS UNDER QUESTION
     9 AND CONTINUE BY ANSWERING QUESTIONS 7-12.
               Proposed
                        ---------

               Proposed     Joint
              ---------------------
               Insured      Insured

     FULL UNDERWRITING: ANSWER QUESTIONS 7-12.
     YES   NO     YES   NO
--------------------------------------------------------------------------------
 a.  Have you ever had or been treated for cancer, insulin dependent diabetes, heart attack, chest pain, stroke, central nervous system disorder, muscular disorder or respiratory disorder?
     / /  / /     / /  / /
--------------------------------------------------------------------------------
 b.  In the past 5 years have you had or been treated for a nervous or psychological disorder, epilepsy, emphysema, kidney failure, liver disorder or been advised to have treatment for alcohol or drug abuse?
     / /  / /     / /  / /
--------------------------------------------------------------------------------
 c.  Have you ever been diagnosed as having AIDS, AIDS Related Complex or other immune deficiency disorder?
     / /  / /     / /  / /
--------------------------------------------------------------------------------
 d.  Have you ever been declined for life insurance?
     / /  / /      / /  / /
--------------------------------------------------------------------------------

Form HL 14621                                          APPLICATION CONTINUED



--------------------------------------------------------------------------------
 7.  FULL UNDERWRITING
     Proposed

---  PLEASE ANSWER ALL QUESTIONS.  EXPLAIN "YES" ANSWERS UNDER QUESTION 9.
     Proposed      Joint

     Insured       Insured

    ----------------------
     YES   NO     YES   NO
--------------------------------------------------------------------------------
 a.  During the past 5 years have you consulted a physician or visited a clinic or hospital as a patient?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 b.  Have you had insurance offered with an extra premium?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 c.  Do you plan to travel or reside outside the United States? (If yes, state when, where, how long)
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 d.  Have you flown in the past 2 years as a pilot or student pilot? (If yes, give details)
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 e.  Have you participated in the past 2 years in any type of vehicle racing, sky or scuba diving or hang gliding?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 f.  Have you in the past 2 years had motor vehicle moving violations or your license suspended?
     (If yes, give date, violation, license number and state)
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 g.  Have you in the past 12 months smoked cigarettes, cigars, pipes or used chewing tobacco?  (If yes, specify substance)
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 h.  Height                                             ___ft ___in  ___ft ___in
--------------------------------------------------------------------------------
 i.  Weight                                                ____lbs       ____lbs
--------------------------------------------------------------------------------
 8.  HAVE YOU EVER BEEN TREATED FOR:
     YES   NO      YES   NO
--------------------------------------------------------------------------------
 a.  Heart murmur, high blood pressure or other heart, blood or circulatory disorder, or diabetes (whether or not on insulin)?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 b.  Convulsions, brain or spinal cord disorders?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 c.  Any disease of the bones, lymph glands, stomach, intestines or any immune disorder?
     / /  / /      / /  / /
--------------------------------------------------------------------------------
 9.  GIVE COMPLETE DETAILS INCLUDING NAMES AND ADDRESSES OF DOCTORS AND
     HOSPITALS
--------------------------------------------------------------------------------
Ques No.
--------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

10.  OTHER INSURANCE IN FORCE/APPLIED FOR
     YES   NO      YES   NO
--------------------------------------------------------------------------------
     Do you have life insurance in force or applied for? (Give company, amount, plan, year if issue and if Waiver of Premium and Accidental Death Benefits are included)
     / /  / /      / /  / /
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

11.  QUESTION FOR APPLICANT
     Applicant
                                                                      ---------
                                                                      YES   NO
--------------------------------------------------------------------------------
    If we are unable to issue a life insurance policy, do you wish to apply for an annuity?
    / /  / /
--------------------------------------------------------------------------------
12.  SUITABILITY
     Applicant
                                                                      ---------
                                                                      YES   NO
--------------------------------------------------------------------------------
 a.  Do you believe that this policy is consistent with your insurance needs and financial objectives?
     / /  / /
--------------------------------------------------------------------------------
 b.  Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable accounts?
     / /  / /
--------------------------------------------------------------------------------
 c.  Do you understand that the policy values may increase or decrease, depending on the investment performance of the variable accounts?
     / /  / /
--------------------------------------------------------------------------------
 d.  Did you receive the current prospectus for the life policy applied for?
     / /  / /
--------------------------------------------------------------------------------
 e.  Do you understand that the initial premium will be allocated to the Money
     Market Sub-Account until the expiry of the Right to Examine Policy period?
     / /  / /
--------------------------------------------------------------------------------

Form HL 14621                                          APPLICATION CONTINUED

--------------------------------------------------------------------------------
13.  AGREEMENT AND ACKNOWLEDGEMENT AND AUTHORIZATION
--------------------------------------------------------------------------------
   AGREEMENT AND ACKNOWLEDGEMENT
   Each of the undersigned declares that: the statements and answers contained in this application are complete and true to the best of each person's knowledge and belief; and each agrees that coverage can take effect only if the Proposed Insured(s) is/are alive and all answers material to the risk are still true and complete when the policy is delivered and paid for. I/We agree that the statements and answers contained in this application shall form the basis of any contract for life insurance that may be issued; and a copy of this application shall be attached to and made part of the policy.

   I certify that my correct Tax I.D. Number is shown below. I also certify that I am not subject to backup withholding.

   Except as provided in the Conditional Receipt with the same date as this application, the insurance applied for will not take effect until: (a) the policy is issued, delivered to the policyholder; and (b) the initial premium is paid; while (c) each Proposed Insured(s) is/are living and his/her insurability is the same as described in this application.

   If the initial premium accompanies this application, I/we acknowledge possession of the Conditional Receipt and certify that I//we have read it. The terms and conditions of the receipt, to which I/we agree, have been explained to me/us fully by the agent and I/we understand them.

   I/We agree that only an Officer of the Company may alter the terms of the application, the Conditional Receipt or the policy, or waive any of the Company's rights or requirements.

   AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION
   I/We authorize: 1) any licensed physician, medical practitioner, hospital, clinic or any other medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person that has any records or knowledge of me/us or my/our health to give this data to Hartford Life or ITT Hartford Life and Annuity Insurance Company (Hartford) or its reinsurers, 2) the medical, surgical, drug or alcohol use, mental health or emotional health information requested to be used to determine my/our insurability and/or eligibility for any benefits in the event of a claim, 3) Hartford or its reinsurers to give any information about me/us or my/our health to the Medical Information Bureau, other insurance companies in which I/we may have policies, or to whom I/we may apply, or to whom a claim for benefits may be submitted and as may be required by law.

   I/We understand that if I/we request details about any of the medical information gathered about me/us or my/our children which relates to this application; (a) the medical information; and, (b) the identity of the medical care institution or the medical person who provided the information; shall be released to me/us or to a licensed medical person of my/our choice.

   Upon written request, I/we will receive details of the method I/we must use to exercise my/our right to access, correct and amend any information gathered about me/us or my/our children which relates to this application. I/we may revoke, in writing, the right to use this consent form except to the extent that action has already been taken.

   This consent form will expire: two years from the date of the contract; or, one year from the date below, if no contract has yet been issued. I/We know that I/we may request to receive a copy of this authorization. A photocopy of this consent form is as valid as the original.

   Signed at _____________________ this_____ day of_________________ 19_______


_______________________________________     ___________________________________
      Signature of Proposed Insured         Signature of Proposed Joint Insured
         (Parent or Guardian if                    (Parent or Guardian if
         under 15 years of Age)                    under 15 years of Age)


_______________________________________     ___________________________________
      Signature of Licensed Agent/             Signature of Applicant/Owner
       Registered Representative             if other than Proposed Insured(s)

Owner's Social Security/Tax I.D. No. ________ $ ________________________________
                                                Amount Received with Application


--------------------------------------------------------------------------------


Form HL 14621                                          APPLICATION CONTINUED

--------------------------------------------------------------------------------

     AGENT INFORMATION - COMPLETE FOR ALL APPLICATIONS.
--------------------------------------------------------------------------------

 1.  Do you have knowledge or reason to believe that replacement of existing life insurance or annuities is involved in this transaction?
--------------------------------------------------------------------------------
 2.  Personal History Interview
     Most convenient time to call    / / Morning    / / Afternoon    / / Evening
     Place to call    / / Home     / / Busines   / / Phone number

     May we interview the Spouse or an adult member of the family: / /Yes  / /No

     Show any unusual name pronunciation phonetically.
     _________________________________________________
--------------------------------------------------------------------------------
 3.  Estimated annual income, net worth and marital status of Proposed
     Insured(s) and Applicant (if different)?

--------------------------------------------------------------------------------
 4.  Give the purpose of this insurance and the nature of the Owner/Applicant's insurance interest.

--------------------------------------------------------------------------------
     REMARKS - IDENTIFY QUESTION AND GIVE DETAILS
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
     PRODUCER CERTIFICATION - COMPLETE FOR ALL APPLICATIONS.
--------------------------------------------------------------------------------
 1.  I CERTIFY that I asked each question separately; the answers were recorded as given; and, they are complete and accurate to the best of my knowledge and belief.
 2.  I CERTIFY that I am duly licensed in the state in which this application was signed.
 3.  I have given the Proposed Insured(s) the appropriate Disclosure documents.
 4.  I CERTIFY that I am a NASD Registered Representative.
 5.  I have complied with state and federal laws on disclosure, cost comparison and replacement.
 6.  I have reviewed the purchase of this insurance policy as to suitability.
 7.  I have explained to the Applicant that this policy is not effective until a policy is issued by our National Service Center.
 8.  I have provided a compliance illustration with this application.

   X
--------------------------------------------------------------------------------

Signature(s) of Writing Agent(s)/              Writing Agent's Code Number
Registered Representative

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PAY COMMISSIONS AS INDICATED BELOW (COMMISSION SPLITS ARE AT WRITING
AGENT LEVEL)
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     AGENT NAME        AGENT CODE        SOCIAL SEC/TAX I.D.        SPLIT
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     ITT Hartford Use Only:  F.O.#______       Staff Code______
     Advanced Und. Code______                  Marketing Code______
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     WHEN CONDITIONAL RECEIPT CAN BE USED
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  An advance payment may be accepted and the Conditional Receipt may be given
  ONLY under the following conditions:

  1. The advance premium is equal to the full initial premium.
  2. The answers to Question 6 are "No".
  3. The Proposed Insured(s) appear to be standard risks in all respects.
  4. The Conditional receipt is given and the advance premium is collected only at the time the application is taken and signed.
  5. The application does not contain a request for postdating.
  6. The agent does not make an advance payment for the Proposed Insured or Applicant. If this is done, loss of the agent's license could result.
  7. For policies requiring full underwriting, the Proposed Insured(s) is/are 65 years old or less, age last birthday.
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

                                  AGENTS REPORT

                               CONDITIONAL RECEIPT

            FOR LIFE INSURANCE POLICIES REQUIRING FULL UNDERWRITING,
        THIS RECEIPT IS VALID ONLY ON PROPOSED INSURED(S) AGE 65 OR LESS.

If any person proposed for coverage has answered "Yes" to Question 6, no payment may be accepted with the application.

1. NO COVERAGE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY APPLIED FOR UNLESS AND UNTIL ALL THE CONDITIONS OF THIS RECEIPT HAVE BEEN FULFILLED
     EXACTLY:

     (a) The amount of payment taken with the application must be equal to the full initial premium and for the amount of insurance which may become effective prior to delivery of the policy.

     (b) All medical examinations, test, x-rays and electrocardiograms required by the Company must be completed and received at its National Service Center in Minneapolis, Minnesota within 60 days from the date of completion of this application.

     (c) As of the effective date, as defined below, each person proposed for insurance in this application must be a risk insurable in accordance with the Company's rules, limits, and standards for the plan and the amount applied for without any modification either as to plan, amount, riders and/or the rate of premium paid.

     (d) As of the effective date, the state of health and all factors affecting the insurability of each and every person proposed for insurance must be as stated in the application.

2. Subject to the conditions of paragraph 1, insurance, as provided by the terms and conditions of the policy applied for and in use on the effective date, but for an amount not exceeding that specified in paragraph 3, will become effective as of the effective date. "Effective date", as used herein, is the later of: (a) the date of completion of the application, or
     (b) the date of completion of all medical examinations, tests, x-rays and electrocardiograms required by the Company. The effective date is determined separately for each person proposed for coverage.

3. The total amount of insurance which may become effective on any person proposed for insurance shall not exceed the initial premium plus $500,000.

4. If one or more of the conditions of paragraph 1 have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the applicable payment in exchange for this Receipt.

5. NO AGENT OR ANY OTHER PERSON IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY IN ANY WAY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

If all the conditions are not fulfilled exactly, the insurance will take effect when the policy is delivered to the owner stated in the application; but only if at the time of such delivery there has been no change in insurability as represented in the application.

All premium checks must be made payable to the Insurance Company. Do not make checks payable to the agent or leave the payee blank.

Received a check totaling $ ________________ from __________________________ in connection with the application for life insurance totaling $ _________________, bearing the same date as this Conditional Receipt.

Dated at ________________________ this_______ day of _________________ 19 ____.


                                             __________________________________
                                                    Signature of Agent

    THIS RECEIPT IS TO BE DETACHED AND GIVEN TO THE APPLICANT AT THE TIME OF
                        APPLICATION IF ANY MONEY IS TAKEN